UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 7, 2010

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas		75270
(Address of principal executive offices)		(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Blockbuster Inc. (the “Company”) has been provided notice by Thomas M. Casey of his resignation as the Company’s Executive Vice President and Chief Financial Officer, effective as of the close of business on September 11, 2010. On September 7, 2010, the Company and Mr. Casey entered into a separation agreement that amends the terms of the Amended and Restated Employment Agreement between the Company and Mr. Casey dated May 17, 2010. A copy of the separation agreement is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The Company has hired Dennis McGill to serve as Executive Vice President and Chief Financial Officer, effective as of September 11, 2010. Prior to joining the Company, Mr. McGill served in a number of senior-level financial and operational capacities with large public and private companies, most recently serving as Executive Vice President and Chief Financial Officer of Safety-Kleen Systems, Inc.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Separation Agreement dated September 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: September 11, 2010	By:	/s/ Bruce W. Lewis
Bruce W. Lewis
Senior Vice President and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation Agreement dated September 7, 2010